                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                  May 11, 2004

                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                  1-11656                 42-1283895
       --------                  -------                 ----------
   (State or other             (Commission            (I.R.S. Employer
   jurisdiction of             File Number)            Identification
    incorporation)                                          Number)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)



                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

      The registrant hereby amends its Current Report on Form 8-K signed May 24, 2004 as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

      (a) Financial Statements of Businesses Acquired.

      The statements of certain revenues and certain expenses of The Grand Canal Shoppes and the statements of revenues and certain operating expenses of the Mall of Louisiana as listed in the accompanying Index to Financial Statements are filed as part of this Current Report on Form 8-K/A.

      (b) Pro Forma Financial Information.

      The pro forma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

      (c) Exhibits.

      See the Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL GROWTH PROPERTIES, INC.

                                     By:    /s/  Bernard Freibaum
                                          --------------------------------------
                                          Bernard Freibaum
                                          Executive Vice President and
                                          Chief Financial Officer

Date: August 2, 2004

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      NAME

23.1        Consent of Deloitte & Touche LLP regarding The Grand Canal Shoppes.

23.2        Consent of KPMG LLP regarding the Mall of Louisiana.

                        INDEX TO FINANCIAL STATEMENTS AND
                         PRO FORMA FINANCIAL INFORMATION

      The following historical financial statements and pro forma financial information is presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the United States Securities and Exchange Commission. The historical financial statements have been audited only for certain properties acquired and only for their respective most recent fiscal year as the transactions relating to these property acquisitions (as described in the registrant's Current Report on Form 8-K signed May 24, 2004, as amended by this report on Form 8-K/A) did not involve a related party and the registrant, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported historical financial information to not be necessarily indicative of future operating results. In accordance with Rule 3-14 of Regulation S-X of the United States Securities and Exchange Commission, certain unaudited financial information for properties acquired during 2004 that are not individually significant has also been presented. In addition, as the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

THE GRAND CANAL SHOPPES

Independent Auditors' Report....................................................................      F-2

Statements of Certain Revenues and Certain Expenses for the Year Ended December 31, 2003
  and for the Three Months Ended March 31, 2004 (unaudited).....................................      F-3

Notes to Statements of Certain Revenues and Certain Expenses....................................      F-4 to F-5

MALL OF LOUISIANA

Independent Auditors' Report....................................................................      F-6

Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2003
  and for the Three Months Ended March 31, 2004 (unaudited).....................................      F-7

Notes to Statements of Revenues and Certain Operating Expenses..................................      F-8 to F-9

GENERAL GROWTH PROPERTIES, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
  Ended December 31, 2003.......................................................................      F-10

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
  Year Ended December 31, 2003..................................................................      F-11 to F-17

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three
  Months Ended March 31, 2004...................................................................      F-18

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
  Three Months Ended March 31, 2004.............................................................      F-19 to F-23

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004...................      F-24

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
  March 31, 2004................................................................................      F-25 to F-26

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
General Growth Properties, Inc.:

We have audited the accompanying statement of certain revenues and certain expenses of The Grand Canal Shoppes (the "Property") for the year ended December 31, 2003. This statement is the responsibility of General Growth Properties, Inc.'s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of certain revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of certain revenues and certain expenses that would not be directly attributable to those resulting from future operations of the Property are excluded, and the statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, such statement presents fairly, in all material respects, certain revenues and certain expenses of the Property for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois
July 27, 2004

                             THE GRAND CANAL SHOPPES
               STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2003
                AND THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                       Year Ended        Three Months ended
                                                   December 31, 2003       March 31, 2004
                                                                            (unaudited)
                                                   -----------------     ------------------
Certain revenues:
 Minimum rents                                     $          21,416     $            5,603
 Tenant charges                                               20,316                  6,051
 Other                                                             -                      -
                                                   -----------------     ------------------
Total certain revenues                                        41,732                 11,654
Certain expenses:
 Real estate taxes                                             1,174                    295
 Other property operating                                     17,661                  4,575
 Provision for doubtful accounts                                   -                      -
                                                   -----------------     ------------------
Total certain expenses                                        18,835                  4,870
                                                   -----------------     ------------------
Certain revenues in excess of certain expenses     $          22,897     $            6,784
                                                   =================     ==================

The accompanying notes are an integral part of these statements.

                            THE GRAND CANAL SHOPPES
          NOTES TO STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2003
               AND THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

(A) ORGANIZATION AND PROPERTY ACQUIRED

      On May 17, 2004, General Growth Properties, Inc. (the "Company") completed the acquisition of the Grand Canal Shoppes (the "Property") located in Las Vegas, Nevada. The purchase price of approximately $766,000 was funded with the proceeds from a new $427,000 non-recourse mortgage loan and a new unsecured term loan. The new mortgage loan bears interest at a rate per annum of 4.78%, provides for monthly payments of principal and interest and is scheduled to mature in May 2009. The new term loan, with an initial funding of $350,000 but with a total available capacity of up to $800,000, currently bears interest at a rate per annum of LIBOR plus 115 basis points on the current outstanding principal balance, requires monthly payments of interest only, and is scheduled to mature in May 2009. The interest rate on the term loan may vary in the future depending upon the Company's future leverage ratios, changes in LIBOR rates and the length of LIBOR contracts. However, with respect to the initial funding of the term loan, the Company has fixed the interest rate to be paid through the use of interest rate swaps to approximately 3.435%. The Property, which opened in 1999, consists of substantially all the enclosed retail area within the Venetian Casino and Resort complex and contains a total of approximately 536,000 square feet of leaseable area featuring restaurants such as Wolfgang Puck's Postrio and Grand Lux Cafe and high-end retail offerings including Kenneth Cole, Movado and Burberry. The occupancy of the Property as of March 31, 2004 was approximately 100%.

(B) BASIS OF PRESENTATION

      The accompanying statements of certain revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations of the Property for the periods presented. In addition, certain items that may not be comparable to the future operations of the Property have been excluded. Excluded items consist of certain revenues, primarily rental income and associated expenses related to certain tenant spaces or activities within the complex which were not purchased by the Company, and certain expenses, primarily depreciation and amortization expense, interest expense, management fees and advisory and other costs not directly related to the future operations of the Property.

(C) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION - All leases are classified as operating leases. Rental revenue is recognized on a straight-line basis over the term of the individual leases. Overage rents, which are based upon the level of sales achieved by the lessee, are recognized when the contractual sales levels are achieved. Recoveries from tenants for common area maintenance, real estate taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred.

OTHER PROPERTY OPERATING EXPENSES - Other property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

                            THE GRAND CANAL SHOPPES
          NOTES TO STATEMENTS OF CERTAIN REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2003
               AND THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

USE OF ESTIMATES - The preparation of the statements of certain revenues and certain expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

2. RENTALS UNDER OPERATING LEASES

      Principal operations consist of leasing building space to commercial tenants under operating leases.

Overage rents are based upon a percentage of the tenant's gross sales in excess of contractual tenant lease thresholds and amounted to approximately $7,051 for the year ended December 31, 2003, and $2,554 (unaudited) for the three months ended March 31, 2004 and are included in tenant charges.

At December 31, 2003, minimum future rental income on noncancelable operating leases was as follows:

Year ending December 31:
2004.........................................       $   21,653
2005.........................................           20,804
2006.........................................           18,878
2007.........................................           18,415
2008.........................................           17,566
Thereafter...................................           20,312

Minimum future rental income does not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses.

3. UNAUDITED INTERIM STATEMENT

      The statement of certain revenues and certain expenses for the three months ended March 31, 2004 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The certain revenues in excess of certain expenses for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
General Growth Properties, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses of Mall of Louisiana (the Property) for the year ended December 31, 2003. This statement of revenues and certain operating expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement of revenues and certain operating expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and for inclusion in the Form 8-K/A of General Growth Properties, Inc. as described in Note 1. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of revenues and certain operating expenses presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of Mall of Louisiana for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

New York, New York
July 13, 2004

                                MALL OF LOUISIANA
              STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
              AND THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                          Year ended           Three months ended
                                                      December 31, 2003          March 31, 2004
                                                                                  (unaudited)
                                                      -----------------        ------------------
Revenues:
   Rental income                                      $          11,286        $            2,888
   Reimbursement income                                           6,633                     1,639
   Other                                                          1,877                       268
                                                      -----------------        ------------------
Total revenues                                                   19,796                     4,795
                                                      -----------------        ------------------
Certain operating expenses:
   Real estate taxes                                                648                       162
   Property operating expenses                                    5,220                     1,230
   Bad debts                                                        251                       103
   Loss on retirement of property                                   834                         7
   Donation of land                                                 340                         -
                                                      -----------------        ------------------
Total certain operating expenses                                  7,293                     1,502
                                                      -----------------        ------------------
Excess of revenues over certain operating expenses    $          12,503        $            3,293
                                                      =================        ==================

The accompanying notes are an integral part of these statements.

                                MALL OF LOUISIANA
         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
              AND THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

(A) ORGANIZATION AND PROPERTY ACQUIRED

      The construction of the Mall of Louisiana (the Property) was started in 1996 and completed in October 1997, at which time the Property started operations. The Property is an approximate 350,000 square foot regional shopping center located in Baton Rouge, Louisiana and is leased to various retailers. At December 31, 2003 and March 31, 2004, the Property was 94% and 91% occupied, respectively.

      In July of 2003, the Property donated land with a book value of $340 to the East Baton Rouge Parish.

      On May 12, 2004, General Growth Properties, Inc. (the Company) completed the acquisition of a 100% interest in the Property. The purchase price of $265,000 and the assets acquired were as described in the Company's report on Form 8-K dated April 26, 2004.

(B) BASIS OF PRESENTATION

      The accompanying statement of revenues and certain operating expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the
SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement includes the historical revenues and certain operating expenses of the Property, exclusive of interest income, depreciation and amortization, interest expense and management fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) REVENUE RECOGNITION - Rental revenues are recognized as income when earned and when they can be reasonably estimated. In accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases, the Property recognizes the effects of scheduled rent increases and rent abatements on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Generally, the leases require tenants to reimburse the Property for real estate taxes and operating expenses applicable to their leased premises. These costs and reimbursements have been included in operating expenses and revenues, respectively. Revenues also include percentage rent that tenants are required to pay in accordance with the terms of their leases, as these revenues are recognized in income when earned and their amounts can be reasonably estimated.

(B) PROPERTY OPERATING EXPENSES - Property operating expenses represent the direct expenses of operating the Property and consist primarily of common area maintenance, security, utilities, insurance, advertising and promotion, general and administrative, and other operating expenses that are expected to continue in the ongoing operation of the Property.

(C) ESTIMATES - The preparation of the statements in conformity with accounting principles generally accepted in the United States of America requires the Property's management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                MALL OF LOUISIANA
         NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
              AND THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(D) LOSS ON RETIREMENT OF PROPERTY - During 2003 and 2004, certain tenants vacated their space before their leases expired and the Property wrote-off the unamortized portion of tenant improvements and deferred leasing commissions, which amounted to $834 and $7 (unaudited), respectively.

3. RENTAL INCOME UNDER OPERATING LEASES

      The following is a schedule of future annual minimum base rental income under noncancelable operating leases in effect as of December 31, 2003:

                                    AMOUNT
                             --------------------
Year ending December 31:
       2004                  $             11,497
       2005                                11,718
       2006                                11,577
       2007                                11,643
       2008                                 5,403
       Thereafter                          17,198
                             --------------------
                             $             69,036
                             ====================

The above table does not include option or renewal periods and also excludes contingent rentals, which may be received on the basis of a percentage of tenants' sales, and common area maintenance charges and real estate tax reimbursements.

Percentage rentals (included in other income) are based upon a percentage of the tenant's gross sales and amounted to approximately $747 for the year ended December 31, 2003, and $1 (unaudited) for the three months ended March 31, 2004.

4. UNAUDITED INTERIM STATEMENT

   The statement of revenues and certain operating expenses for the three months ended March 31, 2004 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement of revenues and certain operating expenses for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

                         GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                                    Previously          2003                2003
                                                Historical           Reported       Acquisitions       General Growth   Historical
                                              General Growth      Historical 2003     Pro Forma       Properties, Inc.  Grand Canal
                                           Properties, Inc. (1)   Acquisitions (2)   Adjustments         Pro Forma        Shoppes
                                           --------------------   ----------------   -----------      ----------------  -----------
 Revenues
        Minimum rent                           $    781,675          $ 108,927       $    7,922  a       $  898,524     $    21,416
        Tenant charges                              368,640             59,034                -             427,674          20,316
        Other                                       120,413              5,852           (1,951) a          124,314               -
                                               ------------          ---------       ----------          ----------     -----------
 Total revenues                                   1,270,728            173,813            5,971           1,450,512          41,732
                                               ------------          ---------       ----------          ----------     -----------
 Expenses:
         Real estate taxes                           89,038             16,457                -             105,495           1,174
         Other property operating                   390,177             45,072                -             435,249          17,661
         Provision for doubtful accounts              7,009                340                -               7,349               -
         Depreciation and amortization              231,172              5,806           30,566  b          267,544               -
                                               ------------          ---------       ----------          ----------     -----------
 Total Expenses                                     717,396             67,675           30,566             815,637          18,835
                                               ------------          ---------       ----------          ----------     -----------
 Operating Income                                   553,332            106,138          (24,595)            634,875          22,897

 Interest expense, net                             (276,235)                 -          (42,150) c         (318,385)              -

 Equity in unconsolidated affiliates:
         GGP Ivanhoe III                              9,085                  -           (9,085) d                -               -
         GGP Ivanhoe IV                                 594                  -              447  d            1,041               -
         Town East                                    3,595                  -                -               3,595               -
         GGP/NIG Brazil                                   -                  -                -                   -               -
         Riverchase                                       -                  -                -                   -               -
         Other joint ventures                        81,206                  -                -              81,206               -
                                               ------------          ---------       ----------          ----------     -----------
 Income before minority interest                    371,577            106,138          (75,383)            402,332          22,897

 Allocations to minority interests                 (112,111)                 -           (8,493) e         (120,604)              -
                                               ------------          ---------       ----------          ----------     -----------

 Income from continuing operations                  259,466            106,138          (83,876)            281,728          22,897

Convertible preferred stock dividends               (13,030)                 -                -             (13,030)              -
                                               ------------          ---------       ----------          ----------     -----------

Income from continuing operations
        available to common stockholders       $    246,436          $ 106,138       $  (83,876)         $  268,698     $    22,897
                                               ============          =========       ==========          ==========     ===========
Weighted average shares outstanding -
  basic                                         200,874,795
Weighted average shares outstanding -
  diluted                                       215,078,600

Income from continuing operations per
  share - basic                                $       1.23
Income from continuing operations per
  share - diluted                              $       1.20

                                                                        2004         2004
                                           Historical   Historical     Total     Acquisitions            Total
                                             Mall of    Other 2004   Historical    Pro Forma           Pro Forma
                                            Lousiana   Acquisitions   Combined    Adjustments           Combined
                                            --------   ------------  ---------   ------------        ------------
 Revenues
        Minimum rent                        $ 11,286     $ 45,953    $  78,655     $  17,125   a     $     994,304
        Tenant charges                         6,633       28,048       54,997           746   a           483,417
        Other                                  1,877        1,530        3,407        (2,169)  a           125,552
                                            --------     --------    ---------     ---------         -------------
 Total revenues                               19,796       75,531      137,059        15,702             1,603,273
                                            --------     --------    ---------     ---------         -------------
 Expenses:
         Real estate taxes                       648        7,278        9,100             -               114,595
         Other property operating              6,394       21,811       45,866             -               481,115
         Provision for doubtful accounts         251          386          637             -                 7,986
         Depreciation and amortization             -        1,918        1,918        38,659   b           308,121
                                            --------     --------    ---------     ---------         -------------
 Total Expenses                                7,293       31,393       57,521        38,659               911,817
                                            --------     --------    ---------     ---------         -------------
 Operating Income                             12,503       44,138       79,538       (22,957)              691,456

 Interest expense, net                             -            -            -       (45,373)  c          (363,758)

 Equity in unconsolidated affiliates:
         GGP Ivanhoe III                           -            -            -             -                     -
         GGP Ivanhoe IV                            -            -            -             -                 1,041
         Town East                                 -            -            -        (3,595)  d                 -
         GGP/NIG Brazil                            -          955          955        (1,037)  d               (82)
         Riverchase                                -        8,125        8,125        (6,658)  d             1,467
         Other joint ventures                      -            -            -             -                90,286
                                            --------     --------    ---------     ---------         -------------
 Income before minority interest              12,503       53,218       88,618       (79,620)              411,330

 Allocations to minority interests                 -            -            -        (3,775)  e          (124,379)
                                            --------     --------    ---------     ---------         -------------

 Income from continuing operations            12,503       53,218       88,618       (83,395)              286,951

Convertible preferred stock dividends              -            -            -             -               (13,030)
                                            --------     --------    ---------     ---------         -------------

Income from continuing operations
        available to common stockholders    $ 12,503     $ 53,218    $  88,618     $ (83,395)        $     273,921
                                            ========     ========    =========     =========         =============
Weighted average shares outstanding -
  basic                                                                                                200,874,795
Weighted average shares outstanding -
  diluted                                                                                              215,078,600

Income from continuing operations per
  share - basic                                                                                      $        1.36
Income from continuing operations per
  share - diluted                                                                                    $        1.33

(1) Amounts are derived from the statements included in the Company's Form 10-K for the Year Ended December 31, 2003

(2) Amounts are derived from the pro forma statements included in the footnotes to the Company's December 31, 2003 financial statements except that Burlington Mall, acquired January 7, 2004, has been reflected as a 2004 acquisition and as a consolidated joint venture and certain amounts have been updated to reflect more current information.

The accompanying notes are an integral part of these statements.
For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

      This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. (the "Company") is presented as if (i) the acquisitions made in 2003 (Peachtree Mall, Saint Louis Galleria, Coronado Center, the remaining 49% interest in GGP Ivanhoe III, Lynnhaven Mall, Sikes Senter, the Maine Mall, Glenbrook Square, Foothills Mall and Shops, Chico Mall and Rogue Valley Mall) and (ii) the acquisitions made in 2004 (Burlington Town Center, Redlands Mall, the remaining 50% general partnership interest in Town East Mall, Four Seasons Town Centre, the 50% interest in Riverchase Galleria, Mall of Louisiana, The Grand Canal Shoppes and a United States enclosed mall contracted for on July 30, 2004, and the 33 1/3% and the 50% ownership interests in GGP/Sambil Costa Rica and GGP/NIG Brazil, respectively, (as defined below)) had all occurred on January 1, 2003. The total pro forma condensed consolidated statement of operations reflects these transactions plus the effect of the joint venture partnership agreement modifications with respect to the Town East Mall, and the GGP/Ivanhoe III and GGP/Ivanhoe IV properties (as described below). In management's opinion, all adjustments necessary to reflect these transactions have been included. The pro forma condensed consolidated statement of operations is based upon the historical financial information of the Company, excluding discontinued operations, and the historical financial information of each of the above-mentioned entities for the year ended December 31, 2003. The Company conducts substantially all of its business through GGP Limited Partnership (the "Operating Partnership") of which the Company owns an approximate 79.65% interest. General Growth Management, Inc. ("GGMI") is 100% owned by the Operating Partnership and manages, leases and performs various other services for properties owned by unaffiliated third parties and the properties owned jointly with unaffiliated partners. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the Statements of Certain Revenues and Certain Expenses for the Grand Canal Shoppes and the Statements of Revenues and Certain Operating Expenses of Mall of Louisiana included elsewhere in this report and such pro forma financial information may not necessarily be indicative of what actual results of the Company would have been if such transactions had been completed as of January 1, 2003, nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

2003 ACQUISITIONS

      On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

      On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, proceeds from refinancings of existing long-term debt, and an approximately $176,000 acquisition loan which bears interest at LIBOR plus 165 basis points. The loan requires monthly payments of interest-only and is scheduled to mature in June 2008 assuming all no-cost extension options are exercised.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On June 11, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's credit facilities and an approximately $131,000 acquisition loan which initially bore interest at LIBOR plus 85 basis points. In September 2003, $30,000 was repaid under the acquisition loan and, pursuant to the original loan terms, the interest rate spread on the loan was reset to LIBOR plus 91 basis points. The loan requires monthly payments of interest-only and is scheduled to mature in October 2008 assuming all no-cost extension options are exercised.

      On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to a full 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Approximately $268,000 of existing mortgage debt was assumed in connection with this acquisition with the balance of the aggregate consideration, or approximately $191,000, being funded from proceeds from the refinancing of existing long-term debt and new mortgage loans on previously unencumbered properties. Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

      On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 interest-only acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2008, assuming the exercise of all no-cost extension options.

      On October 14, 2003, the Company acquired Sikes Senter, an enclosed mall located in Wichita Falls, Texas. The purchase price was approximately $61,000, which was paid at closing with an acquisition loan of approximately $41,500 (bearing interest at a rate per annum of LIBOR plus 70 basis points and scheduled to mature in November 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

      On October 29, 2003, the Company acquired The Maine Mall, an enclosed mall in Portland, Maine. The purchase price paid for The Maine Mall was approximately $270,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's credit facilities and an approximately $202,500 acquisition loan. During March 2004, a $40,500 paydown was made and the loan now bears interest at LIBOR plus 125 basis points. The loan requires monthly payments of interest-only and matures in October 2008, assuming exercise by the Company of all no-cost extension options.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On October 31, 2003, the Company acquired Glenbrook Square, an enclosed mall in Fort Wayne, Indiana. The purchase price paid for Glenbrook Square was approximately $219,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, proceeds from refinancings of existing long-term debt and by an approximately $164,250 acquisition loan which currently bears interest at LIBOR plus 108 basis points. The loan requires monthly payments of interest only and is scheduled to mature in April 2009 (assuming the exercise by the Company of all no-cost extension options).

      On December 5, 2003, the Company acquired Foothills Mall and Shops, four adjacent shopping centers in Foothills, Colorado. The purchase price paid was approximately $100,500 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including borrowings under an existing line of credit, approximately $45,750 in assumed debt and approximately $26,637 in new 6.5% convertible preferred units of Operating Partnership interests. The assumed debt requires monthly payments of principal and interest, bears interest at a weighted average rate per annum of approximately 6.6% and matures in September 2008. The $26,637 of 6.5% preferred units are comprised of 532,750 preferred units which are convertible, with certain restrictions, at any time by the holder to common units of the Operating Partnership (initially at the rate of 1.508 common units for each preferred unit).

      On December 23, 2003, the Company acquired Chico Mall, an enclosed mall in Chico, California. The purchase price paid for Chico Mall was approximately $62,390 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under an existing unsecured revolving credit facility and the assumption of approximately $30,600 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.0%. The loan requires monthly payments of principal and interest and is scheduled to mature in March 2005.

      On December 23, 2003, the Company acquired Rogue Valley Mall, an enclosed mall in Medford, Oregon. The purchase price paid for Rogue Valley Mall was approximately $57,495 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, proceeds from borrowings under an existing unsecured revolving credit facility, and by the assumption of approximately $28,000 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.85%. The loan requires monthly payments of principal and interest and is scheduled to mature in January 2011.

2004 ACQUISITIONS

      On January 7, 2004, the Company acquired a 50% membership interest in a newly formed limited liability company ("Burlington LLC") which owns Burlington Town Center, an enclosed mall in Burlington, Vermont. The aggregate consideration for the 50% ownership interest in Burlington Town Center was approximately $10,250 (subject to certain prorations and adjustments). Approximately $9,000 was funded in cash by the Company at closing with the remaining amounts to be funded in cash in 2004 as necessary. In addition, at closing the Company made a $31,500 mortgage loan to Burlington LLC to replace the existing mortgage financing which had been collateralized by the property. The new mortgage loan requires monthly payments of principal and interest, bears interest at a rate per annum of 5.5% and is scheduled to mature in January 2009. The Company has an annual preferential return of 10% on its investment and has an option to purchase the remaining 50% interest in Burlington LLC on or before January 2007 for approximately $10,250. In addition, management and leasing responsibilities for the property were assumed by GGMI effective on the closing date. Finally, as the rights held by the unaffiliated venture partners are primarily protective in nature, this investment has been fully consolidated by the Company.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On January 16, 2004, the Company acquired Redlands Mall, an enclosed mall in Redlands, California. The purchase price paid for Redlands Mall (currently under redevelopment) was approximately $14,250 (subject to certain prorations and adjustments). The consideration was paid from cash on hand and proceeds from borrowings under the Company's credit facilities.

      On March 1, 2004 the Company acquired the remaining 50% general partnership interest in Town East Mall in Mesquite, Texas from its unaffiliated joint venture partner. The purchase price for the 50% ownership interest was approximately $44,500, which was paid in cash from cash on hand and proceeds from borrowings under the Company's credit facilities.

      On March 5, 2004, the Company acquired Four Seasons Town Centre, an enclosed mall in Greensboro, North Carolina. The purchase price paid was approximately $161,000 (subject to certain prorations and adjustments). The consideration was paid by the assumption of approximately $134,400 in existing long-term non-recourse mortgage debt (bearing interest at a rate per annum of approximately 5.6% and scheduled to mature in December 2013), approximately $25,100 in 7% preferred units of Operating Partnership interest and the remaining amounts in cash, primarily from amounts borrowed under the Company's credit facilities. Immediately following the closing, the Company prepaid approximately $22,400 of such assumed debt using cash on hand. The $25,100 of 7% preferred units are comprised of 502,658 preferred units which are convertible, with certain restrictions, at any time by the holder to common units of the Operating Partnership (initially at a rate of approximately 1.298 common units for each preferred unit).

      On April 30, 2004 the Company completed an agreement to form a joint venture to develop and subsequently own and manage a retail center in San Jose, Costa Rica. The venture, GSG de Costa Rica SRL ("GGP/Sambil Costa Rica"), is owned 33 1/3% by a wholly-owned subsidiary of the Operating Partnership and 33 1/3% each by two independent Latin American real estate investment and development firms. The Company has committed to invest approximately $12,217 in GGP/Sambil Costa Rica, of which approximately $9,700 has been paid and the remaining amounts will be drawn on a letter of credit provided by the Company as additional construction and development costs of the project are incurred. The Company's cash investments, the $16,000 of capital contributions made by the Latin American co-venture partners and construction financing to be arranged, are expected to be sufficient to complete the project, an approximately 500,000 square foot retail center. The center is expected to open in 2007. Although the Company has a preferred interest in GGP/Sambil Costa Rica with respect to approximately $5,533 of its cash investment, due to the Company's shared rights and duties with respect to this investment, the Company is accounting for this investment by the equity method.

      On May 11, 2004 the Company completed the acquisition of a 50% interest in a joint venture (Hoover Mall Holding, L.L.C.) which owns, though a wholly-owned subsidiary, Riverchase Galleria, an enclosed regional mall in Birmingham, Alabama. The acquisition price for the 50% interest in the joint venture was approximately $166,000. In conjunction with the purchase, the existing loan collateralized by the property was refinanced with a new, non-recourse mortgage loan of $200,000. The new loan bears interest at a rate of LIBOR plus 88 basis points, requires monthly payments of interest only and, assuming all no-cost

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

extension options are exercised, is scheduled to mature in June 2009. In addition, the Company has fixed the interest rate to be paid on this loan (initially 3.26% per annum with steps to 5.99% per annum in 2007) through the use of interest rate swaps. GGMI will manage the property and one of the current joint venture partners will retain a 50% interest in the property. Due to the Company's shared rights and duties with respect to this investment, the Company is accounting for this investment by the equity method.

      On May 12, 2004, the Company completed the acquisition of a 100% interest in Mall of Louisiana, an enclosed regional mall in Baton Rouge, Louisiana. The purchase price of $265,000 was paid with the proceeds of a new $185,000 acquisition loan that currently bears interest at LIBOR plus 58 basis points. The interest rate will increase in future periods (to a potential maximum of LIBOR plus 134 basis points) depending upon certain options regarding the loan rates and maturities elected by the Company. The loan, which requires monthly payments of interest only, has four no-cost options to extend and, if all such options are exercised, will mature in June 2009.

      On May 17, 2004, the Company completed the acquisition of the Grand Canal Shoppes in Las Vegas, Nevada. The purchase price of approximately $766,000 was funded by a new $427,000 non-recourse mortgage loan and a new unsecured term loan. The new mortgage loan bears interest at a rate per annum of 4.78%, provides for monthly payments of principal and interest and is scheduled to mature in May 2009. The new term loan, with an initial funding of $350,000 but with a total available capacity of up to $800,000, currently bears interest at a rate per annum of LIBOR plus 115 basis points on the current outstanding principal balance, requires monthly payments of interest only, and is scheduled to mature in May 2009. The interest rate on the term loan may vary in the future depending upon the Company's future leverage ratios, changes in LIBOR rates and the length of LIBOR contracts, and, with respect to the initial funding of the term loan, the Company has fixed the interest rate to be paid through the use of interest rate swaps to a rate of 3.435% per annum.

      Pursuant to a separate agreement (the "Phase II Agreement"), the Company also agreed to acquire the multi-level retail space that is planned to be part of The Palazzo (the working title of The Venetian's Phase II property), a new approximately 3,000 room hotel/casino that will be connected to the existing Venetian and the Sands Expo and Convention Center facilities (the "Phase II Acquisition"). The Palazzo is currently under development and is expected to be completed by late 2006 or early 2007. If completed as specified under the terms of the Phase II Agreement, the Company will purchase, payable upon grand opening, the Phase II Acquisition retail space at a price computed on a 6% capitalization rate on the net operating income of the Phase II retail space ("Phase II NOI"), as defined, up to $38,000 and on a capitalization rate of 8% on Phase II NOI in excess of $38,000, all subject to a minimum purchase price of $250,000. Based on current preliminary plans and estimated rents, the actual purchase price would be more than double the minimum purchase price. The Phase II Acquisition is expected to be funded by a combination of cash on hand, available funds from credit facilities of the Company and from proceeds of new and replacement long term loans to be obtained and collateralized by new and currently-owned properties and unsecured term loans.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On July 30, 2004, the Company finalized a contract to acquire an enclosed regional mall. The purchase price is expected to be approximately $312,000 (subject to customary closing conditions and certain prorations and adjustments) and the transaction is expected to close in mid-August 2004. The purchase price is expected to be paid through a combination of cash on hand, borrowings on the Company's credit facilities and approximately $220,000 in the form of a variable rate loan collateralized by the property.

      On July 30, 2004, the Company formed a joint venture to own, manage and develop retail properties in Brazil. The Company has committed to invest up to approximately $32,000 for a 50% membership interest in the joint venture ("GGP/NIG Brazil") of which approximately $7,000 was funded at closing. The remaining funds will be invested by the Company (upon the decision of both partners) to acquire additional interests in the properties currently owned or to acquire interests in other retail centers. The other 50% member in GGP/NIG Brazil contributed to the joint venture upon formation a 29% interest in an existing retail center in Salvador, Bahia, a 16.25% interest in an existing retail center in Sao Paulo, Sao Paulo and a 66.25% interest in an existing retail property management firm. The property management firm currently manages nine existing retail centers, the two centers partially owned by GGP/NIG Brazil and seven other existing retail centers in various urban areas of Brazil for the other member of GGP/NIG Brazil and other independent owners. Unless and until the Company has fully funded its committed investment amount, the Company's share of the venture's operations will be ratably reduced. Due to the Company's shared rights and duties with respect to this investment, the Company expects to account for this investment by the equity method.

NOTE 3  PRO FORMA ADJUSTMENTS

      (a) Revenues

      Minimum rents have been adjusted to represent the effect of the amortization of acquired below-market leases of approximately $7,922 and $7,923, respectively, for acquisitions in 2003 and 2004. In addition, certain tenant spaces or activities that were acquired by the Company in the Grand Canal Shoppes purchase were previously operated within the Venetian casino complex. In conjunction with the Grand Canal Shoppes transaction, certain of these spaces or activities became subject to new leasing arrangements. The effect of $7,660 such new agreements has been reflected as an additional pro forma minimum rent adjustment. However, the costs of such activities have never been separately identified and have been considered to be included in the historical expense amounts. With respect to Mall of Louisiana, percentage rents of approximately $746 and specialty leasing income of approximately $670 has been reclassified from other income to be consistent with the presentation of the other properties acquired. Other adjustments to other income reflect primarily the reductions in amounts charged to the properties owned by GGP/Ivanhoe III and Town East Mall Partnership by General Growth Management, Inc. as a result of the termination of the management agreements and the properties becoming wholly-owned by the Company.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      (b) Depreciation and amortization

      Depreciation and amortization is adjusted to include additional amounts for the properties acquired 100% by the Company related to the periods from January 1, 2003 to the dates of acquisition for the 2003 acquisitions and for the entire year of 2003 for the acquisitions made in 2004.

      (c) Interest expense, net

      Interest expense adjustments reflect a combination of debt assumption and increased borrowings. In connection with the 2004 acquisitions described above, the Company assumed or obtained approximately $1,109,500 of debt bearing interest at the weighted average rate of 3.39%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and using the LIBOR rate for the year ended December 31, 2003 equal to approximately 1.12%. The Company also incurred approximately $696,514 of other unsecured borrowings to fund the remaining portion of the 2004 acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (2.48%) and the rate (3.435%) on the term loan as a result of the swaps obtained.

      Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions are based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the annual interest expense will increase or decrease by approximately $3,473 (Note that the LIBOR rate for August 2, 2004 is approximately 1.51%).

      (d) Equity in earnings of other joint ventures

GGP Ivanhoe III and Town East Mall Partnership

      Reduces equity in earnings from these ventures to zero due to the purchase of the remaining 49% share (for GGP/Ivanhoe III, Inc.) and remaining 50% share (for Town East Mall Partnership) which causes the properties owned by these two joint ventures to be fully consolidated.

GGP Ivanhoe IV, Hoover Mall Holding, L.L.C. and GGP/NIG Brazil

      Reflects the equity in income of Eastridge Mall due to the transfer of its ownership by GGP/Ivanhoe III, Inc. in July 2003, the equity in income of Riverchase Galleria due to the acquisition of an interest in Hoover Mall Holding, L.L.C. in May 2004 and the equity in the income of GGP/NIG Brazil due to the acquisition of an interest in the venture in July 2004.

      (e) Minority interest

      The allocations to minority interest has been adjusted to reflect the allocation of earnings to the minority interests.

                         GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 2004

            (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED)

                                                              Historical           Historical                           Historical
                                                            General Growth            Grand           Historical          Other
                                                         Properties, Inc. (1)     Canal Shoppes    Mall of Lousiana    Acquisitions
                                                         --------------------     -------------    ----------------    ------------
Revenues
      Minimum rent                                         $    222,656              $ 5,603           $ 2,888           $ 8,473
      Tenant charges                                            102,604                6,051             1,639             5,414
      Other                                                      36,325                    -               268               125
                                                           ------------              -------           -------           -------
Total revenues                                                  361,585               11,654             4,795            14,012
                                                           ------------              -------           -------           -------

Expenses:
       Real estate taxes                                         28,313                  295               162             1,775
       Other property operating                                 103,812                4,575             1,237             3,729
       Provision for doubtful accounts                            2,797                    -               103               209
       Depreciation and amortization                             73,167                    -                 -               371
                                                           ------------              -------           -------           -------
Total Expenses                                                  208,089                4,870             1,502             6,084
                                                           ------------              -------           -------           -------
Operating Income                                                153,496                6,784             3,293             7,928

       Interest expense, net                                    (86,667)                   -                 -                 -

Equity in unconsolidated affiliates:
       Town East                                                    430                    -                 -                 -
       GGP/NIG Brazil                                                 -                                                      258
       Riverchase                                                     -                                                    2,130
       Other joint ventures                                      17,500                                                        -
                                                           ------------              -------           -------           -------
Income before minority interest                                  84,759                6,784             3,293            10,316
Allocations to minority interests                               (25,636)                   -                 -                 -
                                                           ------------              -------           -------           -------
Income from continuing operations                          $     59,123              $ 6,784           $ 3,293           $10,316
                                                           ============              =======           =======           =======

Weighted average shares outstanding - basic                 217,553,027
Weighted average shares outstanding - diluted               218,478,755

Income from continuing operations per share - basic        $       0.27
Income from continuing operations per share - diluted      $       0.27


                                                                     Total                                  Total
                                                                   Historical           Pro Forma         Pro Forma
                                                                    Combined           Adjustments        Combined
                                                                    --------           -----------       ------------
Revenues
      Minimum rent                                                 $ 16,964             $   3,977 a      $    243,597
      Tenant charges                                                 13,104                     1 a           115,709
      Other                                                             393                  (160)a            36,558
                                                                   --------             ---------        ------------
Total revenues                                                       30,461                 3,818             395,864
                                                                   --------             ---------        ------------

Expenses:
       Real estate taxes                                              2,232                     -              30,545
       Other property operating                                       9,541                     -             113,353
       Bad Debt                                                         312                     -               3,109
       Depreciation and amortization                                    371                 8,963 b            82,501
                                                                   --------             ---------        ------------
Total Expenses                                                       12,456                 8,963             229,508
                                                                   --------             ---------        ------------
Operating Income                                                     18,005                (5,145)            166,356

       Interest expense, net                                              -               (12,194)c           (98,861)

Equity in unconsolidated affiliates:
       Town East                                                          -                  (430)d                 -
       GGP/NIG Brazil                                                   258                  (261)d                (3)
       Riverchase                                                     2,130                (1,636)d               494
       Other joint ventures                                               -                     -              17,500
                                                                   --------             ---------        ------------
Income before minority interest                                      20,393               (19,666)             85,486
Allocations to minority interests                                         -                  (588)e           (26,224)
                                                                   --------             ---------        ------------
Income from continuing operations                                  $ 20,393             $ (20,254)       $     59,262
                                                                   ========             =========        ============

Weighted average shares outstanding - basic                                                               217,553,027
Weighted average shares outstanding - diluted                                                             218,478,755

Income from continuing operations per share - basic                                                      $       0.27
Income from continuing operations per share - diluted                                                    $       0.27

(1) Amounts are derived from the statements included in the Company's Form 10-Q for the Three Months Ended March 31, 2004.

The accompanying notes are an integral part of these statements. For alphabetical references, please refer to Note 3 -- Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

      This unaudited pro forma condensed consolidated statement of operations of General Growth Properties, Inc. ("the Company") is presented as if the acquisitions made in 2004 (as described below) had all occurred on January 1, 2004. The total pro forma condensed consolidated statement of operations reflects these transactions and in management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma condensed consolidated statement of operations is based upon the historical information of the Company, excluding discontinued operations and the historical information from January 1 to the dates immediately prior to their respective acquisitions for Burlington Town Center, Redlands Mall, the remaining 50% general partnership interest in Town East Mall and Four Seasons Town Centre and for the three months ended March 31, 2004 for the properties acquired after March 31, 2004 as described in Note 2 below. The Company conducts substantially all of its business through GGP Limited Partnership (the "Operating Partnership") of which the Company owns an approximate 79.65% interest. General Growth Management, Inc. ("GGMI") is 100% owned by the Operating Partnership and manages, leases and performs various other services for properties owned by unaffiliated third parties and the properties owned jointly with unaffiliated partners. This unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the Statements of Certain Revenues and Certain Expenses for the Grand Canal Shoppes and the Statements of Revenues and Certain Operating Expenses of Mall of Louisiana included elsewhere in this report and such pro forma financial information may not necessarily be indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2004 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

      On January 7, 2004, the Company acquired a 50% membership interest in a newly formed limited liability company ("Burlington LLC") which owns Burlington Town Center, an enclosed mall in Burlington, Vermont. The aggregate consideration for the 50% ownership interest in Burlington Town Center was approximately $10,250 (subject to certain prorations and adjustments). Approximately $9,000 was funded in cash by the Company at closing with the remaining amounts to be funded in cash in 2004 when certain conditions related to the property are satisfied. In addition, at closing the Company made a $31,500 mortgage loan to Burlington LLC to replace the existing mortgage financing which had been collateralized by the property. The new mortgage loan requires monthly payments of principal and interest, bears interest at a rate per annum of 5.5% and is scheduled to mature in January 2009. The Company has an annual preferential return of 10% on its investment and has an option to purchase the remaining 50% interest in Burlington LLC on or before January 2007 for approximately $10,250. In addition, management and leasing responsibilities for the property were assumed by GGMI effective on the closing date. Finally, as the rights held by the unaffiliated venture partners are primarily protective in nature, this investment has been fully consolidated by the Company.

      On January 16, 2004, the Company acquired Redlands Mall, an enclosed mall in Redlands, California. The purchase price paid for Redlands Mall (currently under redevelopment) was approximately $14,250 (subject to certain prorations and adjustments). The consideration was paid from cash on hand and proceeds from borrowings under the Company's credit facilities.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On March 1, 2004 the Company acquired the remaining 50% general partnership interest in Town East Mall in Mesquite, Texas from its unaffiliated joint venture partner. The purchase price for the 50% ownership interest was approximately $44,500, which was paid in cash from cash on hand and proceeds from borrowings under the Company's credit facilities.

      On March 5, 2004, the Company acquired Four Seasons Town Centre, an enclosed mall in Greensboro, North Carolina. The purchase price paid was approximately $161,000 (subject to certain prorations and adjustments). The consideration was paid by the assumption of approximately $134,400 in existing long-term non-recourse mortgage debt (bearing interest at a rate per annum of approximately 5.6% and scheduled to mature in December 2013), approximately $25,100 in 7% preferred units of Operating Partnership interest and the remaining amounts in cash, primarily from amounts borrowed under the Company's credit facilities. Immediately following the closing, the Company prepaid approximately $22,400 of such assumed debt using cash on hand. The $25,100 of 7% preferred units are comprised of 502,658 preferred units which are convertible, with certain restrictions, at any time by the holder to common units of the Operating Partnership (initially at a rate of approximately 1.298 common units for each preferred unit).

      On April 30, 2004 the Company completed an agreement to form a joint venture to develop and subsequently own and manage a retail center in San Jose, Costa Rica. The venture, GSG de Costa Rica SRL ("GGP/Sambil Costa Rica"), is owned 33 1/3% by a wholly-owned subsidiary of the Operating Partnership and 33 1/3% each by two independent Latin American real estate investment and development firms. The Company has committed to invest approximately $12,217 in GGP/Sambil Costa Rica, of which approximately $9,700 has been paid and the remaining amounts will be drawn on a letter of credit provided by the Company as additional construction and development costs of the project are incurred. The Company's cash investments, the $16,000 of capital contributions made by the Latin American co-venture partners and construction financing to be arranged, are expected to be sufficient to complete the project, an approximately 500,000 square foot retail center. The center is expected to open in 2007. Although the Company has a preferred interest in GGP/Sambil Costa Rica with respect to approximately $5,533 of its cash investment, due to the Company's shared rights and duties with respect to this investment, the Company is accounting for this investment by the equity method.

      On May 11, 2004 the Company completed the acquisition of a 50% interest in a joint venture (Hoover Mall Holding, L.L.C.) which owns, through a wholly-owned subsidiary, Riverchase Galleria, an enclosed regional mall in Birmingham, Alabama. The acquisition price for the 50% interest in the joint venture was approximately $166,000. In conjunction with the purchase, the existing loan collateralized by the property was refinanced with a new, non-recourse mortgage loan of $200,000. The new loan bears interest at a rate of LIBOR plus 88 basis points, requires monthly payments of interest only and, assuming all no-cost extension options are exercised, is scheduled to mature in June 2009. In addition, the Company has fixed the interest rate to be paid on this loan (initially 3.26% per annum with steps to 5.99% per annum in 2007) through the use of interest rate swaps. GGMI will manage the property and one of the current joint venture partners will retain a 50% interest in the property. Due to the Company's shared rights and duties with respect to this investment, the Company is accounting for this investment by the equity method.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On May 12, 2004, the Company completed the acquisition of a 100% interest in Mall of Louisiana, an enclosed regional mall in Baton Rouge, Louisiana. The purchase price of $265,000 was paid with the proceeds of a new $185,000 acquisition loan that currently bears interest at LIBOR plus 58 basis points. The interest rate will increase in future periods (to a potential maximum of LIBOR plus 134 basis points) depending upon certain options regarding the loan rates and maturities elected by the Company. The loan, which requires monthly payments of interest only, has four no-cost options to extend and, if all such options are exercised, will mature in June 2009.

      On May 17, 2004, the Company completed the acquisition of the Grand Canal Shoppes in Las Vegas, Nevada. The purchase price of approximately $766,000 was funded by a new $427,000 non-recourse mortgage loan and a new unsecured term loan. The new mortgage loan bears interest at a rate per annum of 4.78%, provides for monthly payments of principal and interest and is scheduled to mature in May 2009. The new term loan, with an initial funding of $350,000 but with a total available capacity of up to $800,000, currently bears interest at a rate per annum of LIBOR plus 115 basis points on the current outstanding principal balance, requires monthly payments of interest only, and is scheduled to mature in May 2009. The interest rate on the term loan may vary in the future depending upon the Company's future leverage ratios, changes in LIBOR rates and the length of LIBOR contracts, and, with respect to the initial funding of the term loan, the Company has fixed the interest rate to be paid through the use of interest rate swaps to a rate of 3.435% per annum.

      Pursuant to a separate agreement (the "Phase II Agreement"), the Company also agreed to acquire the multi-level retail space that is planned to be part of The Palazzo (the working title of The Venetian's Phase II property), a new approximately 3,000 room hotel/casino that will be connected to the existing Venetian and the Sands Expo and Convention Center facilities (the "Phase II Acquisition"). The Palazzo is currently under development and is expected to be completed by late 2006 or early 2007. If completed as specified under the terms of the Phase II Agreement, the Company will purchase, payable upon grand opening, the Phase II Acquisition retail space at a price computed on a 6% capitalization rate on the net operating income of the Phase II retail space ("Phase II NOI"), as defined, up to $38,000 and on a capitalization rate of 8% on Phase II NOI in excess of $38,000, all subject to a minimum purchase price of $250,000. Based on current preliminary plans and estimated rents, the actual purchase price would be more than double the minimum purchase price. The Phase II Acquisition is expected to be funded by a combination of cash on hand, available funds from credit facilities of the Company and from proceeds of new and replacement long term loans to be obtained and collateralized by new and currently-owned properties and unsecured term loans.

      On July 30, 2004, the Company finalized a contract to acquire a United States enclosed regional mall. The purchase price is expected to be approximately $312,000 (subject to customary closing conditions and certain prorations and adjustments) and the transaction is expected to close in mid-August 2004. The purchase price is expected to be paid through a combination of cash on hand, borrowings on the Company's credit facilities and approximately $220,000 in the form of a variable rate loan collateralized by the property.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      On July 30, 2004, the Company formed a joint venture to own, manage and develop retail properties in Brazil. The Company has committed to invest up to approximately $32,000 for a 50% membership interest in the joint venture ("GGP/NIG Brazil") of which approximately $7,000 was funded at closing. The remaining funds will be invested by the Company (upon the decision of both partners) to acquire additional interests in the properties currently owned or to acquire interests in other retail centers. The other 50% member in GGP/NIG Brazil contributed to the joint venture upon formation a 29% interest in an existing retail center in Salvador, Bahia, a 16.25% interest in an existing retail center in Sao Paulo, Sao Paulo and a 66.25% interest in an existing retail property management firm. The property management firm currently manages nine existing retail centers, the two centers partially owned by GGP/NIG Brazil and seven other existing retail centers in various urban areas of Brazil for the other member of GGP/NIG Brazil and other independent owners. Unless and until the Company has fully funded its committed investment amount, the Company's share of the venture's operations will be ratably reduced. Due to the Company's shared rights and duties with respect to this investment, the Company expects to account for this investment by the equity method.

NOTE 3  PRO FORMA ADJUSTMENTS

      (a) Revenues

      Certain tenant spaces or activities that were acquired by the Company in the Grand Canal Shoppes purchase were previously operated within the Venetian casino complex. In conjunction with the Grand Canal Shoppes transaction, certain of these spaces or activities became subject to new leasing arrangements. The $1,915 effect of such new agreements has been reflected as an additional pro forma minimum rent adjustment. However, the costs of such activities have never been separately identified and have been considered to be included in the historical expense amounts. With respect to Mall of Louisiana, percentage rents of $1 and specialty leasing income of $130 have been reclassified from other income to be consistent with the presentation of the other properties acquired. Other adjustments to other income primarily represents the reduction in amounts charged to the Town East Mall by GGMI as a result of the termination of the management agreements and the property becoming wholly-owned by the Company. The $1,714 effect of the amortization of acquired below-market leases for the consolidated properties acquired in 2004 has been reflected as a pro forma adjustment to minimum rents.

      (b) Depreciation and amortization

      Depreciation and amortization is adjusted to include additional amounts related to the three months ended March 31, 2004 for the acquisitions made in 2004.

                         GENERAL GROWTH PROPERTIES, INC.
               NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT
                                  OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2004
        (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AND PER UNIT AMOUNTS)
                                   (UNAUDITED)

      (c) Interest expense, net

      Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company obtained or assumed an aggregate of $1,109,500 of mortgage debt bearing interest at the weighted average rate of 3.39%. The pro forma interest expense on such borrowings was calculated using the interest rates described above and using the LIBOR rate for the three months ended March 31, 2004 equal to approximately 1.09%. The Company also incurred approximately $696,514 of other unsecured borrowings to fund the remaining portion of the acquisitions and the pro forma interest expense was calculated using the interest cost on the Company's incremental borrowing facilities (2.45%) and the rate (3.435%) on the term loan as a result of the swaps obtained.

      Since the interest rates on certain of the loans assumed or obtained in conjunction with the acquisitions on based on a spread over LIBOR, the rates will periodically change. If the interest rate on such variable rate loans increase or decrease by 12.5 basis points, the three month interest expense will increase or decrease by approximately $289 (Note that the LIBOR rate for August 2, 2004 is approximately 1.51%).

      (d) Equity in earnings of other joint ventures

Town East Mall Partnership

      Reduces equity in earnings from this venture to zero due to the purchase of the remaining 50% share of the Town East Mall Partnership which causes the property to be fully consolidated.

Hoover Mall Holding, L.L.C. and GGP/NIG Brazil

      Reflects the equity in income of Riverchase Galleria due to the acquisition of an interest in Hoover Mall Holding, L.L.C. in May 2004 and the equity in income of GGP/NIG Brazil due to the acquisition of an interest in the venture in July 2004.

      (e) Minority interest

      The allocations to minority interest has been adjusted to reflect the allocation of earnings to the minority interests.

                        GENERAL GROWTH PROPERTIES, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                          HISTORICAL                                  TOTAL
                                                        GENERAL GROWTH         ACQUISITION           COMBINED
ASSETS                                               PROPERTIES, INC.(*)       ADJUSTMENTS           PRO FORMA
------                                               -------------------     ---------------       ------------


Investment in real estate:
Land                                                    $  1,465,242        $     69,636(a),(c)    $  1,534,878
Building and equipment                                     8,449,246           1,296,883(a),(c)       9,746,129
                                                        ------------        ------------           ------------
                                                           9,914,488           1,366,519             11,281,007
Less accumulated depreciation                             (1,189,466)                  -             (1,189,466)
                                                        ------------        ------------           ------------
                                                           8,725,022           1,366,519             10,091,541
Development in progress                                      192,814                   -                192,814
                                                        ------------        ------------           ------------
   Net property and equipment                              8,917,836           1,366,519             10,284,355
Investment in Unconsolidated Real Estate Affiliates          606,098              82,597                688,695
                                                        ------------        ------------           ------------
   Net investment in real estate                           9,523,934           1,449,116             10,973,050
Cash                                                           8,938                   -                  8,938
Tenant accounts receivable, net                              152,573                   -                152,573
Deferred expenses, net                                       144,890               4,138(c)             149,028
Prepaid and other assets                                      81,130                 623(c)              81,753
                                                        ------------        ------------           ------------
TOTAL ASSETS                                            $  9,911,465        $  1,453,877           $ 11,365,342
                                                        ============        ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage notes and other debt payable                   $  6,968,322        $  1,429,392(b),(c)    $  8,397,714
Distributions payable                                          7,268                   -                  7,268
Accounts payable and accrued expenses                        351,638              24,485(c)             376,123
                                                        ------------        ------------           ------------
    TOTAL LIABILITIES                                      7,327,228           1,453,877              8,781,105
Minority interest:

    Preferred Units                                          507,593                   -                507,593
    Common Units                                             410,459                   -                410,459
Stockholders' Equity                                       1,666,185                   -              1,666,185
                                                        ------------        ------------           ------------
Total                                                   $  9,911,465        $  1,453,877           $ 11,365,342
                                                        ============        ============           ============

(*) Amounts are derived from the statements included in the Company's Report on Form 10-Q for March 31, 2004.

The accompanying notes are integral part of these statements.
For alphabetical references, please refer to Note 2-Pro Forma Adjustments.

                         GENERAL GROWTH PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

       This unaudited pro forma condensed consolidated balance sheet of General Growth Properties, Inc. is presented as if the acquisitions subsequent to March 31, 2004 (a 50% interest in Riverchase Galleria, a 50% interest in GGP/NIG Brazil, a 33 1/3% interest in GGP/Sambil Costa Rica and 100% of the Mall of Louisiana and The Grand Canal Shoppes and 100% of a mall contracted on July 30, 2004 to be acquired), had all occurred on March 31, 2004. In management's opinion, all adjustments necessary to reflect these transactions have been included.

      The cost of the acquired assets and acquired or assumed liabilities described in this Current Report on Form 8-K/A have been allocated based on their respective fair values. Upon acquisition of the three consolidated properties described immediately above the aggregate fair value of the tangible and intangible assets acquired was approximately $1,366,519 and the liabilities incurred or assumed was approximately $1,369,832 including a net deferred credit of approximately $23,037 related to acquired below-market leases (included in accounts payable and accrued expenses). The purchase allocation adjustments made in connection with the preparation of the unaudited pro forma condensed consolidated financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocations may be made as additional information becomes available.

      The amounts reflected as acquisition adjustments to the investment in Unconsolidated Real Estate Affiliates represents the Company's equity investments in Riverchase Galleria, GGP/NIG Brazil and GGP/Sambil Costa Rica with such investments being funded by additional amounts borrowed under the Company's credit facilities.

                         GENERAL GROWTH PROPERTIES, INC.
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2004
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

NOTE 2  ACQUISITION ADJUSTMENTS

(a) Investment in Real Estate

Asset additions are as follows:
     Mall of Louisiana................................................    $    270,923
     Grand Canal Shoppes..............................................         775,172
     Additional committed mall acquisition............................         320,424
     GGP/Sambil Costa Rica............................................           9,700
     GGP/NIG Brazil...................................................           6,897
     Riverchase Galleria..............................................          66,000
                                                                          ------------
                                                                          $  1,449,116
                                                                          ============
Allocated to:
     Land............................................................     $     69,636
     Buildings, equipment and intangibles.............................       1,296,883
     Investment in unconsolidated ventures............................          82,597
                                                                          ------------
                                                                          $  1,449,116
                                                                          ============

(b) Mortgage Notes and other Debt Payable

Additional debt related to the acquisitions:
     Mall of Louisiana new mortgage loan..............................    $    185,000
     Mall of Louisiana additional debt to fund acquisition............          80,532
     Grand Canal Shoppes acquisition loan.............................         427,000
     Grand Canal Shoppes additional debt to fund acquisition..........         341,713
     Riverchase Galleria additional debt to fund acquisition of
            joint venture interest....................................          66,000
     Additional committed mall acquisition loans..... ................         312,550
     GGP/NIG Brazil addition debt to fund acquisition of joint venture
            interest..................................................           6,897
     GGP/Sambil Costa Rica additional debt to fund acquisition of joint
            venture interest..........................................           9,700
                                                                          ------------
                                                                          $  1,429,392
                                                                          ============

(c) Adjustments in other tangible and intangible assets and liabilities to reflect the purchase price to such assets and liabilities, including acquired below market leases, based on their respective fair values.